CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                  EXHIBIT 10.10

                             COLLABORATION AGREEMENT

           THIS COLLABORATION AGREEMENT (the "Agreement") is entered into as of May 2, 1998 (the "Effective Date"), by and between CALIPER TECHNOLOGIES CORP., a corporation organized under the laws of the State of Delaware ("Caliper"), and HEWLETT-PACKARD Company, a corporation organized under the laws of the State of California, acting through its Chemical Analysis Group ("HP").

RECITALS

           A. Caliper is a company engaged in the development of new technology and products in microfluidics and related areas that can be used to improve the chemical and biochemical analysis activities of pharmaceutical and other types of companies.

           B. HP is a multinational company which through its Chemical Analysis Group is a leading worldwide developer and supplier of instrumentation, supplies and services to customers in pharmaceutical and other industries.

           C. HP and Caliper wish to form a collaboration to develop and commercialize products based on Caliper's microfluidics technology and HP's instrumentation technology for use in the field of chemical and biochemical research and analysis, and to provide a business infrastructure for the manufacture, sale, distribution and support of those products.

THE PARTIES THEREFORE AGREE:

1. DEFINITIONS

           Each of the capitalized terms in this Agreement shall have the meaning as defined below. Terms defined in singular form shall include the plural form and vice versa.

           "AFFILIATES" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include without limitation any company more than fifty percent (50%) of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, more than fifty percent (50%) of the voting stock of a party.

           "AFM" shall mean HP's Accounting and Finance Manual which is intended to provide financial policy guidelines and specific instructions concerning HP's accounting and reporting processes in effect as of the Effective Date and as updated from time to time provided Caliper has been furnished with such updates and afforded a reasonable opportunity to object to its use with this Agreement. Where applicable and mutually agreed, the AFM will be extended to provide guidelines and specific instructions for the collaboration.

           "ALLOWABLE EXPENSE" shall mean those expenses incurred by a party consisting of [ * ], and any other amounts on which the parties agree from time to time to the extent such amounts are not included in Cost of Sales.

           "APPLICATION" means a particular task, experiment or biochemical or chemical manipulation, or series thereof, that a potential user of a Collaboration Product wishes or needs to perform.

           "APPLICATION KIT" shall mean a set of Components that are sold together as a package to System users for purposes of performing a specific Application, including without limitation, LabChips, Reagents and the Application-specific portion of System Software.

            "BUSINESS PLAN" shall mean the Collaboration business plan established by the parties pursuant to Article 3, in accordance with the HP Ten Step Planning Process.

           "CALIPER DEVELOPMENT EXPENSES" shall mean all expenses actually incurred by Caliper for directed product development and marketing activities under the Product Plan for Collaboration Products calculated as [ * ]. All these expenses shall be applicable to such activities, beginning from the time a Component is placed on the Development Plan.

           "CALIPER KNOW-HOW" shall mean all scientific, technical and engineering information which Caliper owns or controls or to which Caliper has a license including the right of sublicense as of the Effective Date or during the term of the Collaboration, which Caliper uses reasonable efforts to protect as a trade secret, and which is not publicly accessible in an issued patent or otherwise.

           "CALIPER OPERATING EXPENSES" shall mean all monies applied by Caliper and its Third Party collaborators to research or development programs relating to Lab-on-a-Chip Technology or systems utilizing Lab-on-a-Chip Technology, to the extent that such research or development efforts are relevant to the Field of Interest as reasonably determined by Caliper, except to the extent that intellectual property developed therein is contractually prohibited from being used in the Collaboration throughout the intended eight (8) year term for development of Collaboration Products in the Field of Interest, and excluding any amounts provided to Caliper by HP under Section 7.2, consisting of but not limited to, [ * ].

           "CALIPER PATENTS" shall mean (i) all patents, including, without limitation, any substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, and (ii) all patent applications filed in any jurisdiction, including, without limitation, any provisionals, divisionals, continuations, continuations-in-part, which in each case Caliper owns, controls or has a license to (with the right to sublicense) as of the Effective Date or during the term of the Collaboration.

           "CALIPER TECHNOLOGY" shall mean Caliper Patents and Caliper Know-How relating to Lab-on-a-Chip Technology. Rights to Caliper Technology under this Agreement shall be subject to any restrictions or obligations (including payment obligations) contained in agreements between Caliper and a Third Party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           "CLASS A PRODUCTS" shall mean LabChips; Reagents [ * ].

           "CLASS B PRODUCTS" shall mean Instruments [ * ].

           "CLASS C PRODUCTS" shall mean general purpose products that are sold separately by HP or Third Parties for end use separate from LabChip-based Systems. This is in contrast to components or devices embedded in Instruments. Examples of Class C Products include [ * ].

           "COLLABORATION" shall mean all activities relating to Collaboration Products conducted by the parties pursuant to this Agreement.

           "COLLABORATION MANAGERS" shall mean the persons assigned by each party to the management of the Collaboration as further described in Section 3.2(b) below.

           "COLLABORATION PRODUCTS" shall mean the Systems in the Field of Interest that the parties put on a Product Plan and all Components that make up such Systems. "Collaboration Products" shall include HP Collaboration Products (as defined below). For purposes of Article 10 only, "Collaboration Products" shall only include such [ * ] during the Collaboration.

           "COMPONENT" shall mean one of the elements of a complete System, including but not limited to, the LabChip, the Instrument, the System Software or a Reagent.

           "CONFIDENTIAL INFORMATION" shall mean any trade secret information disclosed by one party to the other in connection with activities under this Agreement, including but not limited to scientific, technical and engineering information, reports exchanged between the parties, marketing and other business plans, information relating to a party's products, sales, financial and corporate affairs, suppliers, customers, employees, or investors, and other comparable information; provided, that information will be "Confidential Information" only if it is marked as confidential at the time of disclosure or, if the material is not in written form (e.g. orally disclosed), it is treated as confidential at the time of disclosure and is designated as confidential in a written memorandum sent to the recipient within thirty days of disclosure, summarizing the confidential information sufficiently for identification.

           "COST OF SALES" shall mean total costs of manufacture, including Standard Cost of a Collaboration Product or Transfer Price (whichever is applicable), [ * ]. Notwithstanding the AFM, as used in this Agreement the term Cost of Sales does not include [ * ].

           "DATA ACQUISITION SOFTWARE" shall mean software that sends data measured by the Instrument to a file, database or memory. Such data set is used for generating the measurement information from an Application or for displaying status information of the Application in the user interface of the System Software or the Instrument.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           "DATA INTERPRETATION SOFTWARE" shall mean software that evaluates data measured by the Instrument according to algorithms with Distinct Functionality for a particular Application. Parameters for the Data Interpretation Software are defined in the Experimental Method and are entered through the user interface component of the Data Interpretation Software module of the System Software. For example, Data Interpretation Software could use a pattern recognition algorithm to interpret the data generated by an Application.

           "DEVELOPMENT PLAN" shall mean the component of the Product Plan that sets forth a detailed plan for the development of a particular Collaboration Product as described in Section 3.2(b) below.

           "DISTINCT FUNCTIONALITY" shall mean functionality of a Component or System that a reasonable user would consider to be meaningfully distinct from the functionality of another Component or System. For example, a [ * ] would not have Distinct Functionality.

           "ENGINEERING RESPONSIBILITY" shall mean ultimate responsibility for deciding upon final specifications and for developing the manufacturing processes for meeting such specifications.

           "EXECUTIVE SPONSOR" shall mean the persons assigned by each party to the oversight of the Collaboration between the parties created by this Agreement, and responsible for dispute resolution as further described in
Section 3.2(a) below.

           "EXPERIMENTAL METHOD" shall mean a set of data or instructions, not necessarily in the form of software, used to control the Components of a System, which Components may be common to multiple Applications, for performance of a particular Application. For a particular Application, for example, the Experimental Method performs control of Instruments (e.g., control chip voltages and detector setpoints) and defines the particular data interpretation algorithm, information presentation or information management routines in the System Software.

           "FIRMWARE" shall mean software that physically resides in the Instrument. Firmware controls the hardware functions of the Instrument, communicates with other functional modules in the System and executes the Instrument control part of the Experimental Method for a particular Application.

           "FDA" shall mean the United States Food and Drug Administration, and any successor thereto.

           "FIELD OF INTEREST" shall have the meaning provided in Section 2.2 below.

           "GROSS MARGIN" shall mean [ * ].

           "GROSS REVENUES" shall mean the price invoiced by HP to Third Parties for the sale of Collaboration Products and New Products. Handling of bundling will be set forth in Article 7.

           "HP COLLABORATION PRODUCT" shall have the meaning set forth in
Section 4.2(d).

           "HP KNOW-HOW" shall mean all scientific, technical and engineering information which HP owns or controls or to which HP has a license including the right of sublicense as of the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Effective Date or during the term of the Collaboration, which HP uses reasonable efforts to protect as a trade secret, which HP elects to incorporate into or use in the design, development or manufacturing of Collaboration Products during the course of the Collaboration, and which is not publicly accessible in an issued patent or otherwise.

           "HP OPERATING EXPENSES" shall mean the expenses incurred by HP for development (including but not limited to development payments to Caliper), marketing, distribution, sales, administration and support of Collaboration Products, consisting of but not limited to, [ * ].

           "HP PATENTS" shall mean (i) all patents, including, without limitation, any substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, and (ii) all patent applications filed in any jurisdiction, including, without limitation, any provisionals, divisionals, continuations, continuations-in-part, which in each case HP owns, controls or has a license to (with the right to sublicense) as of the Effective Date or during the term of the Collaboration.

           "HP TECHNOLOGY" shall mean HP Patents and HP Know-How. Rights to HP Technology under this Agreement shall be subject to any restrictions or obligations (including payment obligations) contained in Third Party agreements.

           "INFORMATION MANAGEMENT SOFTWARE" shall mean software that manages data, including the Experimental Method-, measured- or results data for a particular Application. The functions of such software include, but are not limited to, archiving, retrieving, searching for or mailing information. Such tasks are initiated through a user interface component of this functional module of the System Software.

           "INFORMATION PRESENTATION SOFTWARE" shall mean software that visualizes or saves evaluated data through various media (e.g., display, disc, printer). Other software tools may also be used for reporting or accessing the results (e.g., standard office software packages like MS WinWord(TM), Browsers(TM)). Specific parameters for Information Presentation Software are defined in the Experimental Method and are entered through the user interface component of the Information Presentation Software functional module.

           "INSTRUMENT" shall mean all hardware in a System, excluding [ * ].

           "INSTRUMENT CONTROL SOFTWARE" shall mean software that communicates data to and from the Instrument through the appropriate instrument driver and physical link driver, including but not limited to, Scripts. Such data is either entered through the user interface of the System or System Software or received and saved in the Experimental Method data file or database. Data received can also be shown by other means, e.g., a display on the Instrument.

           "LABCHIP" shall mean a chip, based on Caliper Technology, which is designed to perform an Application or portion thereof when used in a System. As of the Effective Date, such chips typically consist of [ * ].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           "LAB-ON-A-CHIP TECHNOLOGY" shall mean microfluidic systems, methods, devices, and structures which have microfluidic processing elements that have [ * ] as further defined in Exhibit A to this Agreement.

           "MANUFACTURING PLAN" shall mean the component of the Product Plan that sets forth a detailed plan for the manufacturing of a Collaboration Product as set forth in Section 5.2(a) below.

           "MARKETING PLAN" shall mean the component of the Product Plan that sets forth a detailed plan for the marketing, distribution and support of a Collaboration Product.

           "NET REVENUES" shall mean Gross Revenues less trade discounts, cash discounts and other corrections (e.g., for product returns, price protection and currency hedging) following HP standard practice as outlined in the AFM.

           "NEW PRODUCT" shall mean a Component or a System in the Field of Interest, having Distinct Functionality compared to a Collaboration Product, that is developed independently by either party after the termination or expiration of the Collaboration.

           "NON-COLLABORATION PRODUCT" shall mean any product that includes HP Technology or Caliper Technology and does not fall within the definition of a Collaboration Product.

           "OEM" stands for original equipment manufacturer.

           "PATENT COSTS" shall mean the fees and expenses paid to outside counsel and other Third Parties, direct costs of in-house counsel, and filing and maintenance fees and expenses, incurred in connection with the establishment and maintenance of rights under patents, including costs of patent interference, opposition, reissue, reexamination or other proceedings before the USPTO or other patent offices. In-house counsel costs shall be determined on the basis of time actually spent on patents applicable to Collaboration Products.

           "PMA" shall mean a Premarket Approval Application filed with the FDA, or foreign equivalent, as applicable.

           "PRODUCT PROGRAM MANAGER" shall mean the persons assigned by each party to the management of the development of a Collaboration Product as further described in Section 3.2(c).

           "PRODUCT PLAN" shall mean the plan established by the parties pursuant to Article 3 of this Agreement. The Product Plan shall include the following components for each Collaboration Product: the Development Plan, the Manufacturing Plan and the Marketing Plan, in accordance with CAG's Project Lifecycle.

           "REAGENT" shall mean a chemical or biochemical substance to be used with a LabChip for a particular Application.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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

           "SCRIPT" shall mean a set of instructions (typically, a software file) that is sent to the Instrument to control the LabChip environment and fluidic manipulations inside the LabChip, including but not limited to [ * ]. Typically there will be a [ * ].

           "STANDARD COST" shall mean all manufacturing costs which add value to the manufactured Collaboration Product. Such costs include but are not limited to [ * ]. Overhead Expenses include [ * ]. All of these Overhead Expense items consist of, but are not limited to, [ * ]. These Standard Costs for a Collaboration Product are [ * ].

           "SYSTEM" shall mean a complete set of chips, hardware, software and reagents that makes use of Caliper Technology to perform a single Application, excluding Class C Products.

           "SYSTEM SOFTWARE" shall mean all software used in a System. System Software defines and executes the Experimental Method for a particular Application and includes, but is not limited to, Instrument Control Software, Data Acquisition Software, Data Interpretation Software, Information Presentation Software, Information Management Software and Firmware.

           "THIRD PARTY" shall mean any individual or entity other than Caliper, HP or Affiliates of either.

           "TRANSFER PRICE" shall mean the price HP pays to Caliper for any Collaboration Products that are manufactured by Caliper and sold to HP. This price is equal to [ * ].

           "U.S. GAAP" shall mean `Generally Accepted Accounting Principles' and refers to accounting policies and procedures that are widely used in the U.S.

           "VAR" stands for value added reseller.

2. LICENSES AND EXCLUSIVITY

           2.1 LICENSES TO HP

               (a) COLLABORATION PRODUCTS. Subject to the terms and conditions of this Agreement, Caliper hereby grants to HP a worldwide license, co-exclusive with Caliper, under the Caliper Technology to develop, manufacture for Commercial Sale, market, distribute, sell and support Collaboration Products. Notwithstanding, HP, except as provided in Sections 4.2(d) and 5.1(c), is not granted a license to develop or manufacture LabChips. Caliper represents that it has not heretofore granted any licenses under the Caliper Technology that would grant the licensee the right to develop, manufacture for Commercial Sale, market, distribute, sell or support Collaboration Products, except as heretofore disclosed.

               (b) SUBLICENSING. HP may sublicense the manufacturing rights granted to it under subsection 2.1(a) under the procedures set forth in Section 5.1(b), and HP may sublicense the distribution rights as provided in Section 6.3 of this Agreement. No other license rights under subsection 2.1(a) may be sublicensed or transferred except by mutual written agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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
               (c) DIAGNOSTIC APPLICATIONS OF [*]. Subject to the terms and conditions of this Agreement, Caliper hereby grants to HP a worldwide, non-exclusive, non-transferable (except as provided below) license, under Caliper Technology to make, use, sell and have sold Collaboration Products for use as Diagnostic Products (as defined in Section 2.2(c)), in which Caliper Technology is used solely for preparing samples for analysis by [*] and in which the data of interest is derived directly from such [*]. Notwithstanding the foregoing, HP may sublicense the license granted under this Section 2.1(c) solely for the purpose of having a product manufactured on behalf of HP. Such license may not otherwise be assigned, sublicensed or in any way transferred to a Third Party.

               (d) RESTRICTIONS ON USE OF CALIPER KNOW-HOW. HP acknowledges that the use of Caliper Know-How under the licenses to HP set forth above in this
Section 2.1 is limited to use of such Caliper Know-How solely in the Field of Interest. HP agrees to use reasonable business efforts to avoid use of the Caliper Know-How outside the Field of Interest by HP, its Affiliates or sublicensees, and to avoid disclosure of such Caliper Know-How by HP or its Affiliates and sublicensees to any party who does not have a need to know such Caliper Know-How for purposes of the Collaboration. HP agrees that if it discovers at any time that Caliper Know-How is being used by any such person outside the Field of Interest, it will promptly disclose such use to Caliper and the parties will confer in order to determine a reasonable and effective means of addressing such unauthorized use.

               (e) SOFTWARE.

                    (i) Subject to the terms and conditions of this Agreement, Caliper hereby grants HP a non-exclusive, non-transferable license under Caliper Technology and any applicable copyright to reproduce, create derivative works, publicly distribute, publicly perform and publicly display System Software (both source and object code) for use in Collaboration Products; provided, that HP may not disclose any source code provided by Caliper to Third Parties except to contractors under duty of confidentiality to HP. Caliper will provide updates to source and object code and available documentation from time to time upon request of HP. Under this license HP may sublicense manufacturing and distribution rights to the same extent as HP may sublicense other Caliper Technology under section 2.1(b).

                    (ii) Caliper hereby grants HP a royalty-free, non-exclusive license including the right of sublicense under Caliper Technology and any applicable copyright to reproduce, create derivative works, publicly distribute, publicly perform and publicly display any improvements to software originally created by HP (both source and object code) for use in all fields. Caliper will provide updates to any such improvements from time to time upon request of HP.

               (f) RETAINED RIGHTS. All rights in Caliper Technology not expressly granted to HP in this Agreement are retained exclusively by Caliper.

           2.2 FIELD OF INTEREST. The term "Field of Interest" shall mean Commercial Sale of Limited Through-Put products for research, development, analytical or manufacturing Applications, including Diagnostic Products to the extent permitted in subparagraph 2.1(c) above, but not other Diagnostic Products, and excluding [ * ], which products are designed (i) to introduce and prepare chemical, biochemical and biological samples, (ii) to perform assays, synthesis and other reactions, or (iii) to perform physical separations and detection.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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

               (a) THROUGH-PUT LIMITS.

                    (i) "Limited Through-Put" as used herein shall mean sample throughput per System not exceeding the volume limits set forth below based on operation of the product for [ * ]:

                     Years [ * ]          [ * ]

                     Years [ * ]          [ * ]

                     Years [ * ]          [ * ]

                     Years [ * ]          [ * ]

                     Years [ * ]          [ * ]

[ * ]. The limit will be based on Systems that have actually been used, at Caliper or a Third Party, in any commercial activity (not experimental Systems).
The limit will be determined on a System-by-System basis.

                    (ii) The parties intend to develop Collaboration Products that will have a leading edge relative to the competition. The parties will strive to maintain a leading edge by proactively reviewing the state of competitors' development and commercial efforts, to the extent information is available. If at any time the through-put limits set forth above would prevent a Collaboration Product from having a leading edge with regard to a particular Application over competing products being actively developed or marketed for Commercial Sale by Third Parties, then the parties will review such limits and reasonably discuss potential changes in good faith with regard to the particular Application, subject to any existing Third Party commitments.

                    (iii) The parties acknowledge that customers may purchase multiple Systems for certain Applications in order to increase their through-put capacity, and that it may be beneficial to the Collaboration for HP to assist such customers in these efforts. Accordingly, HP is authorized to [ * ] . Notwithstanding the foregoing, the parties agree that all Systems that are developed and commercialized under this Collaboration shall be [ * ].

               (b) "COMMERCIAL SALE" as used herein shall mean sale of Collaboration Products in volumes of [ * ]. A proposed Collaboration Product will be considered to be for "Commercial Sale" provided there is a reasonable projection in the Product Plan that it will be sold in such quantity [ * ]. The parties recognize that sales volume projections are inexact. HP will retain rights to Instruments, System Software and related Systems that do not actually meet these sales projections, provided the volume estimates were reasonable throughout the development process for such Instruments, System Software and related Systems. "Commercial Sale" does not include the use of Caliper Technology to commercialize [ * ], but Collaboration Products offered for Commercial Sale may be used by customers for such purposes. "Commercial Sale" does not include the use of Caliper Technology to provide [ * ].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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                    (i) The parties acknowledge that HP may introduce
Instruments to selected customers on a limited basis [ * ] prior to general commercial introduction, for the purpose of obtaining customer feedback prior to introduction, and that such beta testing shall not be considered general commercial introduction.

                    (ii) Caliper may, acting independently or in collaboration with others, develop, make and distribute to Third Parties any System. However, Caliper may only do this if Caliper limits actual sales of Systems to [ * ]. Systems must have Distinct Functionality to be counted separately under this Subsection. Caliper may sell any number of LabChips, Reagents and other consumables for use on such Systems. Caliper will label such Instruments "not for resale," [ * ].

               (c) "DIAGNOSTIC PRODUCTS" as used herein shall mean products that are subject to regulatory approval requirements under applicable law, regulations or policies of regulatory agencies (i.e., PMA or 510(k), or foreign equivalent) and are useful for chemical or biochemical analysis of human samples in a health care setting, such as a reference laboratory, hospital laboratory, hospital, clinic, doctor's office or at home, and veterinary products utilizing similar technology to the above products. HP will not be prohibited from selling Collaboration Products designed for research, development, analytical or manufacturing use to such customers, provided all products are labeled in accordance with Section 6.4. Caliper will not be prohibited from introducing products designed for diagnostic use by such customers while Caliper is in the course of pursuing FDA approval on such a product, or from transferring such rights to any Third Party.

            2.3 EXCLUSIVITY

               (a) During the Collaboration, the relationship will be mutually exclusive with respect to the application of Lab-on-a-Chip Technology to the Field of Interest, meaning that during the Collaboration (i) each party shall use reasonable business efforts to disclose to the other party Lab-on-a-Chip Technology activities it is conducting or funding (including activities in collaboration with Third Parties, who may or may not be providing the Lab-on-a-Chip Technology) to the extent such technology is either relevant to the Field of Interest as reasonably determined by such party, or is actually used in the development of products in the Field of Interest, and (ii) the parties may develop and commercialize products utilizing Lab-on-a-Chip Technology in the Field of Interest only as Collaboration Products under this Agreement.

               (b) Caliper acknowledges that HP has been and will continue to be engaged in [ * ], and that this Section does not prohibit HP from (i) pursuing its internally developed Lab-on-a-Chip Technology, outside the Field of Interest, such as diagnostics; or (ii) working with any Third Party (including microfluidics companies) on diagnostics, including arrays for diagnostics. To the extent that these activities constitute application of Lab-on-a-Chip Technology to the Field of Interest, they will be subject to the provisions of
Section 2.3(a). Caliper will not be free to use HP Lab-on-a-Chip Technology disclosed under confidentiality for any purpose outside the Collaboration (except as otherwise expressly licensed under this Agreement), and HP will not be free to use Caliper Lab-on-a-Chip Technology disclosed under confidentiality for any purpose outside the Collaboration (except as otherwise expressly licensed under this Agreement). HP and Caliper will use all reasonable business efforts to manage their collaborative and independent activities so as to foster an environment of open communication for collaborative purposes while protecting the integrity of independent activities.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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

           2.4 LICENSES TO CALIPER

               (a) HP Know-How License. Subject to the terms and conditions of this Agreement, HP hereby grants to Caliper a worldwide, fully-paid, non-exclusive, license, with the right to grant sub-licenses, to develop, make, use, import and sell all Non-Collaboration Products that make use of Caliper Technology for use in all fields during and after the term of the Agreement, using all HP Know-How, excluding any HP Confidential Information directed to HP's [ * ]. Upon request from Caliper, HP will use reasonable business efforts to provide such HP Know-How or to allow Caliper access to such HP Know-How in a reasonable format.

               (b) HP Patent License. HP will notify Caliper in writing at the time HP proposes to incorporate subject matter claimed in an HP Patent that was first applied for prior to or during the Collaboration into a Collaboration Product, or to practice such an HP Patent in the development or manufacture of a Collaboration Product, or at the time HP learns that such an HP Patent covers a Collaboration Product. HP hereby grants Caliper a non-exclusive worldwide license to any such HP Patent (except to the extent such HP Patent covers HP's
[ * ]) subject to agreement of the parties on a commercially reasonable royalty. Such license includes:

                    (i) a license under such HP Patent to develop
Non-Collaboration Products that include Caliper Technology for use in all fields during and after the term of the Agreement; and

                    (ii) a license under such HP Patent including the right of sublicense to make, have made, use, sell, offer for sale and import Non-Collaboration Products that include Caliper Technology for use in all fields during and after the term of the Agreement.

               (c) HP SOFTWARE LICENSE. HP hereby grants Caliper a license under HP Technology and any applicable copyright to any System Software (both source and object code) subject to agreement of the parties on a commercially reasonable royalty; provided, that Caliper may not disclose the source code to Third Parties except to contractors under duty of confidentiality to Caliper. HP will provide updates to source and object code and available documentation from time to time upon request of Caliper. Such license includes:

                    (i) a non-exclusive, worldwide license under such System Software to create derivative works for use in Non-Collaboration Products that make use of Caliper Technology for use in all fields during and after the term of the Agreement; and

                    (ii) a non-exclusive, worldwide license including the right of sublicense under such System Software to reproduce, publicly distribute, publicly perform and publicly display Non-Collaboration Products that make use of Caliper Technology for use in all fields during and after the term of the Agreement.

               (d) SOFTWARE IMPROVEMENTS. HP hereby grants Caliper a royalty-free, non-exclusive license including the right of sublicense under HP Technology and any applicable copyright to reproduce, create derivative works, publicly distribute, publicly perform and publicly display any improvements to software originally created by Caliper (both source and

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object code) for use in all fields. HP will provide updates to any such improvements from time to time upon request of Caliper.

               (e) PURCHASE OF PARTS. Caliper shall have the right to purchase from HP for use in any Non-Collaboration Product any part manufactured or supplied by HP that is incorporated into a Collaboration Product in development or on the market, if Caliper cannot or elects not to manufacture such part or have it manufactured. HP will identify such parts in HP's product design documentation. Upon notification by HP, Caliper may elect to purchase such parts from HP at any time during and after the term of this Agreement so long as such parts are not obsolete. If Caliper elects to purchase such HP parts, promptly after Caliper notifies HP of such election the parties shall agree on a commercially reasonable price for such HP parts. The sale by HP of such parts shall be subject to HP's standard terms and conditions of sale and service.

               (f) LIMITED LICENSE FOR COLLABORATION PRODUCTS. Subject to the terms and conditions of this Agreement, HP hereby grants to Caliper a worldwide, fully-paid, non-exclusive, license, to develop, make, use, import and sell Collaboration Products in accordance with Section 2.2(b)(ii), under HP Technology, excluding any HP Confidential Information directed to HP's [ * ].

               (g) ROYALTY CAP. The compensation due from Caliper to HP in consideration for all HP intellectual property licensed to Caliper under Sections 2.4(b) and 2.4(c) above shall not exceed royalties of [ * ]. The rates set forth in this Section 2.4 are subject to adjustment as provided in Section 10.4(f). Payments due under this Section 2.4 shall be subject to the same terms and conditions applicable to Gross Margin share payments on Collaboration Products under Sections 7.6, 7.7 and 7.9. If any such product does not clearly fall into one of the above classifications, the parties shall mutually agree on an appropriate classification for such product prior to commercial introduction.

               (h) RETAINED RIGHTS. All rights in HP Technology not expressly granted to Caliper in this Agreement are retained exclusively by HP.

           2.5 THIRD PARTY LICENSES

               (a) EXISTING THIRD PARTY LICENSES. Any royalty chargeable against Collaboration Products based on a function of sales of Collaboration Products or on revenue per unit sold or number of units sold [ * ] Any other fee or cost associated with such license [ * ]. Each party acknowledges that it is subject to the terms and conditions of any existing third party licenses of the other party that it practices under this Agreement, so long as such other party has provided a copy of the license agreement.

               (b) FUTURE THIRD PARTY LICENSES. After the Effective Date, if either HP or Caliper believes that additional intellectual property or technology controlled by a Third Party ("Third Party Technology") is required or desirable in order to proceed with the development or commercialization of one or more Collaboration Products for use in the Field of Interest, then the parties will discuss the situation in good faith in order to agree upon whether to seek a license to such Third Party Technology, and if so, on what terms. If those terms include a license payment to the third party, any portion of the license payment that consists of a royalty based on a function of sales of Collaboration Products or on revenue per unit sold or number of units sold
[ * ]. The parties will agree on how to share any other portion of the consideration provided to obtain such license.

           2.6 MAJOR TRANSACTIONS. During the Collaboration, neither party may enter into any agreement or arrangement respecting Collaboration Products [ * ] for distribution or for the

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purpose of [ * ], unless the other party gives written consent, which consent will not be unreasonably withheld.

3. COLLABORATION MANAGEMENT

           3.1 COLLABORATION PLANNING. The process of business planning will be based upon Hewlett-Packard's Ten-Step Business Planning and Review Process. This process is documented in various HP publications which have been made available to Caliper at the Effective Date (Ref.: Booklet "Ten-Step Business Planning Fundamentals" Hewlett-Packard Corporate Education Oct. 1997). The Business Plan will include an assessment of customer needs and the competitive situation in the markets addressed, a detailed 15-months Product Development Roadmap including a 5-Year Product Development Vision, Marketing/Distribution and Support, and Manufacturing Plans covering these periods and other elements as deemed necessary by the parties. The parties will use reasonable business efforts to complete the initial Business Plan at the end of the third month following the Effective Date. The Business Plan will be at least reviewed on an annual basis, revisions of the Business Plan being due at [ * ] of each year during the term of the Collaboration. The process will be managed by the Collaboration Managers of both parties, who designate Business Planning Teams representing the functional areas of Marketing/Sales/Support, Research and Development, Manufacturing and Finance.

           3.2 COLLABORATION MANAGEMENT. The purpose of the Collaboration management structure set forth below is to coordinate and expedite development and commercialization of Collaboration Products. The activities of the parties under this Agreement shall be managed in this structure only to the extent set forth herein. Each party shall assign individuals from within their respective organizations to each of the following positions. Each party may, in its sole discretion, may replace the assigned individuals at any time as necessary.

               (a) EXECUTIVE SPONSORS.

                    (i) APPOINTMENT; MEETINGS. Within thirty (30) days of the Effective Date, each party shall appoint one (1) individual to be its Executive Sponsor for the Collaboration. Each party's Executive Sponsor shall be a senior executive of such party with the authority to make decisions on behalf of such party.

                    (ii) RESPONSIBILITIES. The Executive Sponsors shall have the following specific responsibilities:

                        (1) approving the Business Plan,

                        (2) settling disputes or disagreements that are unresolved by the Collaboration Managers; and

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                        (3) performing such other functions as appropriate to
further the purposes of this Agreement as determined by the parties.

                    (iii) DECISION-MAKING. The Executive Sponsors shall make decisions by unanimous vote. Whenever the Executive Sponsors are unable to reach a consensus on a particular issue, such issue shall be discussed [ * ].

               (b) COLLABORATION MANAGERS.

                    (i) APPOINTMENT; MEETINGS. Within thirty (30) days of the Effective Date, each party shall appoint one (1) individual to be its Collaboration Manager. The Collaboration Managers shall meet monthly during the term of the Agreement, unless otherwise mutually agreed by the parties. Meetings of the Collaboration Managers will be held alternately at the facilities of the parties in Palo Alto or Waldbronn or by teleconference. Each party shall promptly report to the Collaboration Managers on all material issues relating to the development or commercialization of the Collaboration Products. Minutes of the meetings of the Collaboration Managers shall be prepared alternately by the parties and such minutes shall be provided to the Executive Sponsors for review.

                    (ii) RESPONSIBILITIES. In addition to having the general responsibility of conducting the business planning and review process of the Collaboration in order to achieve the goal of the parties to develop and market Collaboration Products, the Collaboration Managers shall have the following specific responsibilities:

                        (1) directing the process of preparing the Business Plan and the Product Plans. The first complete Business Plan will be prepared by the Collaboration Managers within ninety (90) days of the Effective Date;

                        (2) updating and revising the Business Plan annually or as mutually agreed;

                        (3) monitoring and reviewing the progress of research, development, manufacturing, marketing, distribution and finance activities in order to ensure that satisfactory progress is being made with respect to the Business Plan and the Product Plans;

                        (4) discussing and agreeing upon remedial measures if the Collaboration Managers determine that the progress for a particular project covered by a Product Plan is unsatisfactory;

                        (5) settling disputes or disagreements that are unresolved by the Product Program Managers;

                        (6) performing such other functions as appropriate to further the purposes of this Agreement as determined by the parties.

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                    (iii) DECISION-MAKING. Decisions of the Collaboration
Managers shall be made by unanimous vote. If the Collaboration Managers become deadlocked on an issue, the issue shall be presented to the Executive Sponsors for resolution.

               (c) PRODUCT PROGRAM MANAGERS. Each party shall appoint one of its employees as a Product Program Manager for each System included in the Product Plan. Such Product Program Manager will be responsible for overseeing the day-to-day operations of such party with respect to such System and for facilitating the achievement of agreed development milestones. A Product Program Manager may be responsible for more than one such System.

               (d) PROJECT TEAMS. Wherever practical, the Collaboration Managers will consider teaming employees from one party to assist the other in areas where those employees have relevant experience, provided that any disagreements regarding staffing that cannot be resolved between the Collaboration Managers will be resolved by [ * ].

4. DEVELOPMENT COLLABORATION

           4.1 SCOPE. HP and Caliper will jointly develop Collaboration Products in the Field of Interest during the term of the Collaboration. The activities under the Collaboration will be governed by the Business Plan established jointly by the parties. The parties agree to use the CAG Project Lifecycle (Revision of October 1997 and future revisions) as the management tool for establishing detailed Product Plans, Development Plans, Marketing/Sales/Support Plans and Manufacturing Plans and for managing the execution and review of these plans in a consistent and logical process framework. A copy of the CAG Project Lifecycle will be provided to Caliper as reference material.

           4.2 ALLOCATION OF DEVELOPMENT RESPONSIBILITIES.

               (a) CALIPER RESPONSIBILITIES. Caliper will have Engineering Responsibility for development of LabChips, [ * ]. With respect to LabChips, this includes responsibility for development of processes for the manufacture of LabChips.

               (b) HP RESPONSIBILITIES. HP will have Engineering Responsibility for Instruments. HP will have Engineering Responsibility for [ * ], subject to Caliper's Engineering Responsibility as described in Section 4.2(a). The parties expect that work on software will be particularly collaborative, with Caliper generally focusing on the [ * ] portion of System Software and HP generally focusing on [ * ]. HP will have responsibility for the overall system integration of Collaboration Products, meaning that HP will make recommendations to the party with Engineering Responsibility for each element regarding the performance characteristics of such element that are necessary to ensure that all elements function as a complete System when assembled.

               (c) ALLOCATION OF FURTHER RESPONSIBILITIES IN THE DEVELOPMENT PLANS. If Engineering Responsibility for an element of a Collaboration Product is not specified by Sections 4.2(a) and 4.2(b) above, such responsibility will be specified in the Development Plan. The

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Collaboration Managers may mutually agree to assign Engineering Responsibility differently than provided in Sections 4.2(a) and 4.2(b) above on a case-by-case basis.

               (d) POTENTIAL DEVELOPMENT BY HP. If HP proposes to develop a System within the Field of Interest and if after joint discussion, Caliper declines to develop the LabChip, [ * ] for such System, HP will have the right to develop such LabChip, [ * ]; provided, however, HP's right to perform such development is subject to HP's compliance with the provision under Section 7.2. If HP develops such Collaboration Products, they shall be "HP Collaboration Products" for purposes of this Agreement. In the event that HP elects to develop an HP Collaboration Product, Caliper will provide HP, at reasonable cost to HP, with available equipment, tools, documentation and training necessary to develop such HP Collaboration Product(s).

           4.3 EXCHANGE OF INFORMATION. Each party will share with the other party relevant information in its possession that is necessary or useful for the development of Collaboration Products. The parties will foster a spirit of uninhibited exchange of information with the goal of creating an attitude of joint project ownership in the parties' employees engaged in the development of Collaboration Products.

           4.4 DUE DILIGENCE. Each party shall use reasonable business efforts to carry out development of each Collaboration Product in accordance with the mutually agreed Product Plans, including applying the level of resources specified in such plans; provided that Caliper's efforts are subject to HP providing funding under Section 7.2. Any verification of such efforts will be performed by independent auditors applying U.S. GAAP.

5. MANUFACTURING

           5.1 MANUFACTURING RESPONSIBILITIES

               (a) MANUFACTURE BY CALIPER. Except as set forth in Section 5.1(c) below, Caliper shall be responsible for manufacturing and supplying all LabChips and Reagents included in the Collaboration Products. Caliper may engage Third Parties to manufacture and supply LabChips and Reagents, provided that Caliper retains ultimate responsibility for the final LabChips and Reagents, and subject to Section 5.1(c).

               (b) MANUFACTURE BY HP. HP shall be responsible for manufacturing and supplying all Instruments, [ * ] included in the Collaboration Products. HP may engage Third Parties to manufacture and supply Components, provided that HP retains ultimate responsibility for the final Instruments, [ * ]. If HP supplies Caliper with Instruments for use outside the Field of Interest or post-Collaboration, the applicable supply document will provide that HP will not make engineering changes after the manufacturing release of a product without notification of Caliper.

               (c) CONTINGENT MANUFACTURING RIGHT OF HP FOR LABCHIPS.

                   (i) If Caliper elects not to manufacture LabChips for a System included on the Product Plan, or if Caliper fails to meet minimum supply commitments to be

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agreed upon in future supply agreements under Section 5.2(b), HP shall have the option to manufacture the LabChips not being supplied by Caliper.

                    (ii) If HP exercises its contingent manufacturing right for LabChips as set forth under Section 5.1(c)(i), Caliper will provide HP at reasonable cost to HP with available technical information, documentation, training and consulting resources required to manufacture such LabChips. Caliper will use reasonable business efforts to secure for HP supply terms that are similar to the terms in Caliper's agreements with its suppliers of pre-produced LabChip elements and LabChip raw materials. If HP develops new manufacturing processes and technology in the course of manufacturing such LabChips, HP will provide Caliper at reasonable cost to Caliper with available technical information, documentation, training and consulting resources regarding such new manufacturing processes and technology.

                    (III) [ * ].

           5.2 PRODUCTION PLANNING

               (a) ESTABLISHMENT OF MANUFACTURING CAPACITY. The Collaboration Managers shall develop a manufacturing plan (the "Manufacturing Plan") as part of the Product Plan for each Collaboration Product, which shall be designed to ensure sufficient supply of all Collaboration Products to satisfy market demand.

               (b) LABCHIP SUPPLY AGREEMENTS. The sale of LabChips by Caliper to HP will be governed by the terms and conditions of the OEM Purchase Agreement, as outlined in Exhibit B hereto. In addition to the terms set forth in Exhibit B, the following key terms are agreed to herein by the parties: (a) transfer pricing will be as determined by and set forth in this Agreement, including
[ * ]; and (b) HP shall be obligated to buy, and Caliper shall be obligated to sell, all of HP's requirements for such LabChips during the term of the Collaboration. HP may revise any forecasts as set forth in the OEM Purchase Agreement.

           5.3 DUE DILIGENCE. Each party will use diligent and reasonable business efforts in manufacturing the Collaboration Products for which such party has manufacturing responsibility.

6. MARKETING OF COLLABORATION PRODUCTS

           6.1 SCOPE. HP will have the exclusive right to, and responsibility for, marketing, selling, distributing and supporting Collaboration Products at HP's expense in accordance with the terms of this Agreement and the Product Plans jointly developed and agreed to by the parties as provided in Article 3, except as otherwise specifically provided in this Agreement.

           6.2 BRANDING.

               (a) Caliper will mark LabChips supplied by Caliper with appropriate "Caliper" and "LabChip" trademarks. Subject to HP's internal trademark clearance procedures and Corporate Identity standards, Caliper will also mark LabChips, or permit HP to mark LabChips, with the HP company and product trademarks as a prominent sub-brand.

               (b) Subject to HP's internal trademark clearance procedures and Corporate Identity standards relating to co-branding, HP will mark, or allow Caliper to mark, all System

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Components including Instruments, Reagents and Software with appropriate
"Caliper" and "LabChip" trademarks as a prominent sub-brand.

           6.3 DISTRIBUTORS. [ * ]

           6.4 PACKAGING AND LABELING. The Collaboration Products for commercial sale under this Agreement shall be packaged and labeled consistent with the requirements of the applicable laws of the countries where a Collaboration Product is sold.

               (a) The parties agree to discuss patent marking on a case-by-case basis prior to product introduction in accordance with HP internal guidelines on patent marking to preserve patent rights or protect the product from infringement. If applicable, such patent marking shall identify HP and Caliper as the manufacturers of such Collaboration Product.

               (b) The parties agree to label Collaboration Products in a way that makes it clear that no license is granted for diagnostic use but that does not hurt marketing efforts.

           6.5 ADVERTISING, PROMOTIONAL AND EDUCATIONAL MATERIALS. The parties shall mutually establish guidelines for the use of HP's and Caliper's corporate names, logos and trademarks in written sales, promotional, educational and advertising materials relating to Collaboration Products. All such written and visual materials and all documentary information and promotional materials will portray HP, Caliper and their respective corporate names, logos and trademarks in a manner consistent with their respective roles under this Agreement.

           6.6 CUSTOMER SUPPORT. HP shall manage the customer interface and shall provide a first level of service and support to end-user customers for all Collaboration Products. Caliper will use reasonable business efforts to provide backup technical support to HP. The Collaboration Managers will agree on a mechanism by which Caliper will provide such backup technical support and obtain direct end-user customer feedback regarding Collaboration Products. [ * ]. Upon termination, the parties will negotiate a reasonable fee for such technical support as part of the OEM agreement between the parties.

           6.7 DUE DILIGENCE. HP will [ * ]. HP shall use reasonable business efforts in marketing, promoting, selling and supporting the Collaboration Products.

7. FINANCIAL AND COMMERCIAL TERMS

           7.1 EQUITY INVESTMENT. Within three days after the Effective Date, the parties shall enter into a Preferred Stock Purchase Agreement, pursuant to which HP shall pay to Caliper a total amount of four million nine hundred ninety-nine thousand, nine hundred ninety eight dollars ($4,999,998) cash in consideration for eight hundred thirty three thousand three hundred thirty three (833,333) shares of Caliper Series E Preferred Stock at a purchase price of six dollars ($6.00) per share.

           7.2       DEVELOPMENT FUNDING.

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               (a) MINIMA. HP will provide projects for development of
Collaboration Products by Caliper sufficient to meet the funding minima set forth in this section. HP will pay Caliper Development Expenses for such projects in the minimum amount of [ * ] dollars during [ * ], provided Caliper actually incurs that amount of Caliper Development Expenses. HP will pay Caliper Development Expenses for such projects in the minimum amount of [ * ] dollars in the aggregate during years [ * ], provided Caliper actually incurs that amount of Caliper Development Expenses. HP will pay Caliper Development Expenses for such projects in the minimum amount of [ * ] dollars per year during years
[ * ], provided Caliper actually incurs that amount of Caliper Development Expenses.

               (b) CHANGES IN FUNDING LEVEL. Subject to the requirements of subparagraph 7.2(a) above, at the start of year [ * ] HP may reduce or increase the amount of Caliper Development Expenses that HP will pay for during year
[ * ] as compared with the actual funding in year [ * ] by any amount up to [ * ], or a larger amount with Caliper's advance consent. Similarly, at the start of year [ * ] HP may reduce or increase the amount of Caliper Development Expenses that HP will pay for during year [ * ] as compared with the actual funding in year [ * ] by any amount up to [ * ], or a larger amount with Caliper's advance written consent. At the start of any subsequent year HP may increase the amount of Caliper Development Expenses that HP will pay for during such year as compared with the actual funding in the previous year by [ * ] percent [ * ], or a larger amount with Caliper's advance written consent.

               (c) HP will advance funds to Caliper on a monthly basis sufficient to pay for the Caliper Development Expenses estimated and agreed to for work to be conducted during each year under the Product Plan. Such payments will be independent of any goals or milestones set forth in the Product Plan.

               (d) Caliper will report actual incurred Caliper Development Expenses by project to HP quarterly, not later than thirty days after the end of each quarter. The report will include the information specified in the definition of "Caliper Development Expenses".

               (e) Deviations between amounts advanced by HP and actual incurred Caliper Development Expenses at the end of each quarter will be carried over to the next quarter and will reduce or increase the estimated funding payments for the following month. Deviations at the end of any year will be carried over to the following year.

               (f) [ * ] used in calculating Caliper Development Expenses will be reviewed annually and [ * ] will be adjusted by mutual agreement. The [ * ] includes but is not necessarily limited to [ * ].

           7.3 HP OPERATING EXPENSES

               (a) YEARS [ * ]. HP shall expend not less than [ * ] in HP Operating Expenses during the first [ * ] of the Agreement, including at least [ * ] in Caliper Development Expenses funded by HP pursuant to Section 7.2.

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               (b) YEARS [ * ]. If HP desires to continue the Collaboration after the [ * ] anniversary of the Effective Date, HP shall expend at least
[ * ] dollars [ * ] in HP Operating Expenses in the [ * ] year of the Agreement and at least [ * ] dollars [ * ] in HP Operating Expenses in the [ * ] year of the Agreement, again including Caliper Development Expenses funded by HP. HP shall notify Caliper in writing at least one hundred and thirty five (135) days prior to the [ * ] of the Effective Date, respectively, whether it will or will not meet its spending requirements for Caliper Development Expenses and HP Operating Expenses for the following year. In the event HP does not make such spending commitments for [ * ] either party may terminate the Collaboration, pursuant to Section 10.5.

               (c) YEARS [ * ]. At the beginning of year [ * ] of the Collaboration, the parties shall initiate discussions regarding the appropriate level of HP Operating Expenses or alternative performance criteria which HP must meet in each of the [ * ] years of the Collaboration.

               (d) CREDIT FOR EXCESS SPENDING. If HP expends HP Operating Expenses in excess of the amounts required in a particular year of the Collaboration, such excess amounts shall be carried forward and applied against the HP Operating Expense requirement in any subsequent year up to the end of year [ * ]. In no event, however, may funding for Caliper Development Expenses be reduced below the minima provided in Section 7.2.

               (e) CERTIFICATION BY HP. Within forty five (45) days after the last day of each year of the Collaboration, HP shall provide to Caliper (i) written certification by an appropriate HP financial officer that HP has expended the minimum amounts for HP Operating Expenses to date and (ii) a report of the cumulative HP Operating Expenses as of the last day of the applicable year.

           7.4 CALIPER OPERATING EXPENSES

               (a) YEARS [ * ]. Caliper together with its Third Party collaborators shall expend not less than [ * ] dollars [ * ] in Caliper Operating Expenses during the first [ * ] years of the Agreement.

               (b) YEARS [ * ]. The parties intend that the Caliper Operating Expenses will be at least [ * ] dollars [ * ] in the [ * ] year of the Agreement and at least [ * ] dollars [ * ] in the [ * ] year of the Agreement. However, Caliper's expenditure of such amounts is at Caliper's sole discretion. Caliper will notify HP in writing at least [ * ] days prior to the anniversary of the Effective Date in years [ * ] whether it will or will not meet its spending requirements for Caliper Operating Expenses for such years. If Caliper notifies HP that it will not meet such spending requirements for either year [ * ], then HP shall not be required to meet the HP Operating Expense requirements of
Section 7.3 for such year. HP's obligations under Section 7.2 shall not be affected however. All other terms of this Agreement shall continue in such event, and neither party shall have the right to terminate this Agreement pursuant to Article 10.

               (c) YEARS [ * ]. At the beginning of the [ * ] year of the Collaboration, the parties shall initiate discussions regarding the appropriate level of Caliper Operating Expenses or

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alternative performance criteria which Caliper must meet in each of the [ * ]
years of the Collaboration. Such obligations shall be determined in view of the [ * ], and other reasonable criteria which either party may wish to discuss in good faith.

               (d) CREDIT FOR EXCESS SPENDING. If Caliper expends Caliper Operating Expenses in excess of the amounts required in a particular year of the Collaboration, such excess amounts shall be carried forward and applied against the Caliper Operating Expense requirement in any subsequent year up to the end of year [ * ].

               (e) CERTIFICATION BY CALIPER. Within forty five (45) days after the last day of each year of the Collaboration, Caliper shall provide to HP (i) written certification by an appropriate Caliper financial officer that Caliper has expended the appropriate amounts for Caliper Operating Expenses to date and
(ii) a report of the cumulative Caliper Operating Expenses as of the last day of the applicable year.

               (f) Where intellectual property developed with Caliper Operating Expenses is prohibited from being used in the Collaboration for a time, such Caliber Operating Expenses will be recognized in full only when such intellectual property is no longer prohibited from being used in the Collaboration and provided such intellectual property is relevant to the Field of Interest as reasonably determined by Caliper.

           7.5 GROSS MARGIN SHARING

               (a) COLLABORATION PRODUCTS. During the term of the Collaboration, HP and Caliper will share the Gross Margin on all Collaboration Products as follows, on a product-by-product basis:

Class A Products              [ * ]                    [ * ]

Class B Products              [ * ]                    [ * ]

Class C Products [ * ].

If any product does not clearly fall into one of the above classifications, or there is disagreement between the parties as to which category a particular product falls into, the parties shall mutually agree on an appropriate Gross Margin sharing rate for such product in connection with Product Plan discussions, before commercial manufacture begins.

That portion of the Gross Margin generated by System Software which will be considered to be attributable to a Class A Product will be calculated by [ * ]. That portion of the Gross Margin generated by System Software which will be considered to be attributable to a Class B Product will be calculated by [ * ].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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               (b) HP COLLABORATION PRODUCTS. If Caliper elects not to develop a
LabChip and HP performs the development of such LabChip as set forth in Section 4.2(d), then HP and Caliper will share Gross Margin on the System in which the LabChip is used as follows:

                   (i) if Caliper elects to manufacture the LabChip:

Class A Products              [ * ]                    [ * ]

Class B Products              [ * ]                    [ * ]

Class C Products [ * ].

                   (ii) if Caliper elects not to manufacture the LabChip:

Class A Products              [ * ]                    [ * ]

Class B Products              [ * ]                    [ * ]

Class C Products [ * ].

               (c) ADJUSTMENTS. The parties acknowledge that the Gross Margin share percentages set forth above have been negotiated based in part upon the assumption that the average discount (as per the AFM) for Collaboration Products, treated as a class, will be similar to the average discount for HP Chemical Analysis Group's non-Collaboration Products. Accordingly, the parties will review the average discount for all Collaboration Products on the [ * ] anniversary of the Effective Date, and [ * ] thereafter, in each case reviewing the previous [ * ] period. If the average discount for Collaboration Products in any such [ * ] period is more than [ * ] percent [ * ] above or below the average discount for non-Collaboration Products in such period, then the parties shall meet and reasonably discuss in good faith corresponding changes to the Gross Margin share percentages and HP Operating Expense commitments.

               (d) TRANSFER OF PRODUCTS: All Collaboration Products supplied by Caliper and shipped to HP will be invoiced to HP at Caliper's Transfer Price and HP will pay against such invoice. This price will be part of HP's Cost of Sales and therefore part of the Gross Margin calculation.

               (e) INTEGRATED [ * ] PRODUCTS. Where HP's [ * ] technology is integrated into a Collaboration Product, the parties will mutually agree, prior to entry into the laboratory prototype phase, on a Gross Margin sharing rate that reflects the proportional value of HP's [ * ] technology to the value of the Caliper Technology. The Gross Margin share rate applicable to the value of HP's [ * ]. Where the [ * ] qualifies as a Class C Product, [ * ].

           7.6 BUNDLING AND PRICING. HP will establish prices for Components that reflect in good faith the fair market value of each such Component. Furthermore, the parties understand that certain Collaboration Products may be sold together as a kit or separately, as customers may require from time to time. The Gross Margin of Collaboration Products sold together in a kit shall be shared pursuant to the Gross

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Margin share rules set forth in Section 7.5 based on [ * ]. If [ * ], the parties shall mutually agree on an appropriate Gross Margin sharing rate for such Collaboration Product in connection with Product Plan discussions, before [
* ]. HP will individually price such bundled Collaboration Products in accordance with its good faith estimate of the value of each such product in the bundle to allow the determination of the Gross Margin share calculated as set forth in this Section 7.6. After the initial sale of bundles consisting of [ * ], the [ * ] will be sold at prices that are [ * ]. [ * ].

           7.7 CASH FLOW

               (a) Payment for Caliper Development Expenses will be made monthly in advance on the first workday of the month.

               (b) Caliper's Gross Margin share will be paid not later than the last workday of the month following the shipment month of the Collaboration Product.

               (c) Royalty payments for New Products will be paid quarterly (based on HP's fiscal year quarter) not later than the last workday of the month following the shipment quarter.

               (d) Payment for all products supplied by Caliper and shipped to HP will be made in accordance with the applicable OEM contract.

           7.8 COST OF SALES

               (a) REVISION OF TRANSFER PRICE. The Transfer Price will reflect [ * ]. The Transfer Price will be revised at least twice a year [ * ]. If the [ * ], the Transfer Price must also be revised prospectively (per interim revision rules of the AFM).

               (b) EXCESS CAPACITY COSTS. Excess capacity costs (machinery and personnel) will [ * ]. In the event that manufacturing capacity extensions result in excess capacity, then [ * ]. The maximum capacity achievable through said capacity extension and its related impact on [ * ] will be mutually agreed to in advance.

               (c) EXCESS AND OBSOLETE INVENTORY. Excess and obsolete inventory will [ * ].

           7.9 ACCOUNTING AND AUDIT

               (a) HP will follow HP's standard financial practices, processes and procedures as listed in the AFM. Caliper will follow the U.S.GAAP and will make reasonable efforts to follow HP's standard financial practices, processes and procedures as listed in the AFM. HP will disclose the AFM and any other appropriate information to Caliper as necessary to enable Caliper to do this.

               (b) All Gross Margin share and royalty payments made pursuant to this Agreement will be accompanied by a report detailing the calculation of such payments. Each party will keep adequate records regarding the basis for such calculations in accordance with its standard practices but in no event for less than three years.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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               (c) Each party may audit the financial records of the other party for the limited purpose of ensuring compliance with the financial obligations of that other party under this Agreement. Such an audit may be conducted not more often than annually, during regular business hours, and on reasonable advance notice. Such audit will be conducted by an independent auditor which will be obligated to keep strictly confidential the audited party's financial records and other information. The auditor will disclose such information to the auditing party only to the extent necessary to establish compliance or non-compliance with the audited party's financial obligations and, if the latter, the magnitude of any discrepancy. The auditing party will pay the costs of such audit unless the audit shows that the audited party is more than [ * ] percent [ * ] delinquent in its obligations for the period of the audit as of the end of such period, in which case the audited party will pay the costs of the audit.

8. INTELLECTUAL PROPERTY MATTERS

           8.1 REPRESENTATIONS AND WARRANTIES. Each party warrants that it has the right to grant the licenses set forth in Section 2 of this Agreement. Neither party: (a) makes any other representations or warranties, express or implied, (b) assumes any liability with respect to any infringement of patents or other rights of third parties due to the other party's operation under the licenses granted herein, (c) assumes any responsibility for enforcement of its Licensed Patents against third parties; or (d) assumes any responsibility for continued maintenance of any Licensed Patent.

           8.2 OWNERSHIP OF TECHNOLOGY

               (a) Caliper shall retain all right, title and interest in and to the Caliper Technology, and to any and all software, inventions, discoveries and information made or developed solely by Caliper in the course of the Collaboration, subject only to the licenses expressly granted to HP hereunder.

               (b) HP shall retain all right, title and interest in and to the HP Technology, and to any and all software, inventions, discoveries and information made or developed solely by HP in the course of the Collaboration, subject only to the licenses expressly granted to Caliper hereunder.

               (c) The parties will jointly own all Joint Inventions (the term "Joint Inventions" is defined in Section 8.3(b)). The parties shall each have full rights of joint ownership of such Joint Inventions without restriction to the Field of Interest. Each party may exploit patents on any Joint Inventions [ * ]. In particular, each party may use a Joint Invention or a patent thereon [ * ].

           8.3 PATENT PROSECUTION AND MAINTENANCE

               (a) SOLE INVENTIONS.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                   (i) A "Sole Invention" is an invention or improvement
conceived entirely by one or more employees of Caliper or by one or more employees of HP in the course of the Collaboration.

                   (ii) Each party shall have the right, but not the obligation, at its expense and using patent counsel of its choice, to file, prosecute and maintain patent applications claiming its Sole Inventions.

                   (iii) All Patent Costs related to the filing, prosecution and maintenance of patents claiming Sole Inventions shall be borne by the party making the invention. Patent Costs are not reimbursed and shall not be considered as Caliper Development Expenses, Cost of Sales, or Allowable Expenses.

               (b) JOINT INVENTIONS.

                   (i) A "Joint Invention" is an invention or improvement conceived jointly by one or more employees of Caliper and one or more employees of HP in the course of the Collaboration. The determination of whether an invention or improvement is conceived "jointly" will be made under United States law by assuming all the inventors were United States citizens and were located within the territorial limits of the United States at the time of conception, regardless of the actual nationality of the inventors or the actual location where the invention was conceived.

                   (ii) The parties shall confer to determine how to allocate responsibility and expenses for filing, prosecuting and maintaining patent applications claiming any Joint Inventions. Unless the parties mutually agree otherwise, Caliper shall have the right to file, prosecute and maintain patent applications claiming Joint Inventions relating primarily to Lab-on-a-Chip Technology and HP shall have the right to file, prosecute and maintain patent applications claiming Joint Inventions relating primarily to Instruments. If the party determined to be responsible elects not to file and prosecute applicable patent applications on such Joint Inventions, the other party may undertake such prosecution at its own expense in both parties' names. Each party is responsible for compliance with any inventor law provisions and for any legally required inventor compensation of its employees

               (c) MUTUAL DISCLOSURE OF PATENT APPLICATIONS. If either party files a patent application covering a Sole or Joint Invention, the filing party will promptly disclose such patent application to the other party. The filing party will keep the other party reasonably informed of the course of patent prosecution or other proceedings with regard to such patent applications and will provide reasonable advance notice to the other party of all filings and correspondence with patent authorities regarding such patent applications, including without limitation office actions, responses to office action, amendments, restrictions, elections, requests for terminal disclaimer, and requests for reissue or reexamination of any patent issuing from such application, and any election to discontinue prosecution or maintenance thereof. The other party will have an opportunity to review and comment on such filings and correspondence prior to any applicable filing deadline.

               (d) LICENSED PATENTS. Each party will promptly inform the other if it elects to discontinue prosecution or maintenance of any patent or patent application licensed hereunder.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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           8.4 THIRD PARTY PATENTS

               (a) PATENT REVIEW. The parties acknowledge that there is a risk that the use, manufacture or sale of Collaboration Products may infringe Third Party patents. The parties agree to proactively review relevant Third Party patents on a periodic basis and discuss any such Third Party patents that represent a material risk of such infringement. Either party may elect at any time to cease developing, manufacturing or distributing any Collaboration Product that it reasonably determines on the advice of counsel poses a substantial risk of infringing a third party patent.

               (b) NOTICE OF CLAIMS. If the use, manufacture or sale of Collaboration Products within the Field of Interest results in a claim, suit or action, or an overt threat of same, (collectively, "Claims") against either or both parties for patent infringement or for inducing or contributing to patent infringement, the party first having notice of such Claim shall promptly notify the other. The notice shall set forth the facts of such Claim in reasonable detail.

               (c) DEFENSE OF CLAIMS. Upon notice of a Claim, the parties shall jointly confer regarding the manner in which they will defend against such Claim and how they will apportion the costs of such defense; unless the parties otherwise agree, those costs of defense that relate to Collaboration Products
[ * ]. Each party retains the right to settle the Claim against it on such terms as it may desire and at its own expense.

               (d) NO ESCROW. No payments under this Agreement shall be subject to escrow or otherwise delayed or waived by reason of any patent litigation.

           8.5 INFRINGEMENT CLAIMS AGAINST THIRD PARTIES

               (a) NOTIFICATION. If a Third Party infringes or misappropriates any Caliper Technology or HP Technology by commercializing products in the Field of Interest, the party to this Agreement first having knowledge of such infringement or misappropriation shall promptly notify the other in writing. The notice shall set forth the available facts of such infringement or misappropriation in reasonable detail. The parties shall discuss the matter and seek to address it jointly.

               (b) PROSECUTION OF INFRINGEMENT ACTIONS. The owner of the patent or trade secret that is the subject of infringement or misappropriation shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to infringement or misappropriation of such patent or technology by counsel of its own choice. If an infringement action infringes on both Caliper Technology and HP Technology, the parties shall coordinate their prosecution with respect to such infringement. The parties shall confer to determine which party shall have the primary responsibility to institute, prosecute and control any action or proceeding with respect to misappropriation of trade secrets or infringement of patents claiming Joint Inventions.

               (c) DECISION NOT TO PROSECUTE. Either party may elect not to have any patent owned or exclusively licensed by it enforced in an adversarial proceeding by either party. If the alleged infringer is selling products that constitute substantial competition with Collaboration Products, the other party shall no longer be obliged to make any royalty payments in respect of such patent.

               (d) EXPENSES AND RECOVERY. If the parties mutually agree to prosecute an enforcement action, then they will also agree to sharing of any costs of pursuing an enforcement action under this Section 8.5, and of any recovery under such an action.

9. CONFIDENTIALITY

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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           9.1 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the party who originally disclosed such Confidential Information (the "Disclosing Party"), the party to whom such Confidential Information was disclosed (the "Recipient") agrees to keep the Disclosing Party's Confidential Information strictly confidential, as if it were its own, for five years from the date of disclosure. Furthermore, neither party shall use Confidential Information for any purpose other than for performing its obligations or exercising its rights under this Agreement, except that general business information may be used (but not disclosed) in the ordinary course of business.

           9.2 EXCEPTIONS. The above obligations of non-disclosure and non-use shall not apply to information of which the recipient can document that:

               (a) it was in the public domain at the time it was communicated to the recipient by the disclosing party;

               (b) it entered the public domain subsequent to the time it was communicated to the recipient by the disclosing party through no fault of the recipient;

               (c) it was in the recipient's possession free of any obligation of confidence at the time it was communicated to the recipient by the disclosing party;

               (d) it was rightfully communicated to the recipient free of any obligation of confidence subsequent to the time it was communicated to the recipient by the disclosing party;

               (e) it was independently developed by employees or agents of the recipient who had no knowledge of any Confidential Information communicated to the recipient by the disclosing party;

               (f) the communication was in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement.

           9.3 AUTHORIZED DISCLOSURES

               (a) Notwithstanding Sections 9.1 and 9.2 above, the parties hereby acknowledge each other's right to disclose Confidential Information to Third Parties with whom they have entered into agreements for the purpose of developing and commercializing Collaboration Products. If either party desires to disclose any of the other's Confidential Information for the purposes set forth in the preceding sentence, the parties shall meet to review such planned disclosure and shall mutually agree on the Confidential Information, if any, to be so disclosed prior to any such disclosure by either party.

               (b) Notwithstanding Sections 9.1 and 9.2 above, each party may disclose Confidential Information belonging to the other party to Affiliates and sublicensees who agree to be bound by terms of confidentiality at least as stringent as those in this Article 9. In addition, each party may disclose Confidential Information of the other party to the extent such disclosure

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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is reasonably necessary to: (i) comply with applicable securities laws and regulations and other applicable governmental regulations, (ii) file or prosecute patents relating to Sole Inventions or Joint Inventions, and (iii) prosecute or defend litigation relating to Collaboration Products. Notwithstanding the foregoing, in the event a party is required to make a disclosure of Confidential Information as provided in this Section 9.3, it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use reasonable business efforts to maintain the information as confidential or to secure confidential treatment of such information. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

           9.4 COMMUNICATION AND PUBLICITY

               (a) Promptly after the Effective Date, the parties may announce the establishment of the Collaboration under this Agreement and its key terms in a mutually agreed press release issued simultaneously by both parties. Subject to the further provisions of this Section, no party shall originate any subsequent written publicity, news release, or other announcement relating to this Agreement or to performance hereunder or the existence of an arrangement between the parties (collectively, "Written Disclosure"), without the prior prompt review and written approval of the other. Once specific information has been approved for disclosure, that information may be reiterated in any subsequent Written Disclosure without further approval.

               (b) Notwithstanding the foregoing provisions of this Article 9, any party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law or any listing or trading agreement concerning its publicly traded securities, provided that prior to making such Written Disclosure, the disclosing party shall provide the other party with a copy of the materials proposed to be disclosed and provide such party with an opportunity to review and comment on the proposed Written Disclosure.

               (c) The terms of this Agreement may be disclosed to Third Parties so long as such disclosure is made under a binder of confidentiality and so long as material financial terms are not disclosed.

10. TERM AND TERMINATION

           10.1 TERM.

               (a) The term of the Collaboration will commence on the Effective Date and will expire on the eighth (8th) anniversary of the Effective Date (the "Expiration Date") unless earlier terminated pursuant to this Article 10.

               (b) This Agreement will become effective upon the Effective Date and continue until the last to expire payment obligation of either party, unless terminated earlier pursuant to this Article 10.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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           10.2 TERMINATION FOR BREACH.

               (a) Either party may terminate this Agreement for material breach of the Agreement by the other party on [ * ] written notice. The notice will describe the breach in detail, and the allegedly breaching party will have [ * ] in which to cure such breach.

               (b) If during the Collaboration Caliper fails to cure a material breach within such [ * ] period, HP at its option may terminate this Agreement or may continue the Agreement in force. If HP elects to continue this Agreement in force, HP may [ * ] for the remaining term of the Agreement.

               (c) If during the Collaboration HP fails to cure a material breach within such [ * ] period, Caliper at its option may terminate this Agreement or may continue the Agreement in force. If Caliper elects to continue this Agreement in force, Caliper may [ * ] for the remaining term of the Agreement.

               (d) If HP terminates the Agreement due to a Clear and Serious Breach by Caliper (as described below), which breach remains uncured after the [
* ] day cure period, then upon termination the rights and obligations set forth below in Section 10.4 for early termination after year five and beyond will apply. For purposes of this Section, a "Clear and Serious Breach" shall mean that Caliper materially breaches the Agreement by either (i) failing to apply at least [ * ] percent [ * ] of the Caliper resources set forth in applicable Product Plans in any year or (ii) willfully selling products that are clearly within HP's exclusive rights in the Field of Interest as set forth in Article 2 above, either directly or through Third Parties, [ * ]. The rights and obligations set forth in Section 10.4 shall not apply if the alleged breach is the subject of a dispute resolution proceeding under Section 12.2 or if the failure to perform results from Force Majeure as set forth in Section 13.2.

               (e) The remedies set forth in subsections (b), (c) and (d) above are in addition to any other remedies to which the parties may be entitled.

           10.3 TERMINATION FOR CONVENIENCE. Either party may terminate the Collaboration for any reason or no reason with at [ * ] prior written notice, such termination to be effective at any time after the fifth anniversary of the Effective Date. The date on which the termination takes effect is referred to herein as the "Termination Date".

           10.4 EFFECT OF EXPIRATION OR TERMINATION. If the Collaboration expires at the end of its eight-year term, or if the Collaboration is terminated for breach under Section 10.2(d) or for convenience under Section 10.3, then:

               (a) PAYMENTS. Any outstanding payment obligations must be satisfied as of the Termination or Expiration Date. Any overpayment must be returned forthwith.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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               (b) RESEARCH AND DEVELOPMENT. All joint research and development under the Collaboration and HP funding of such research and development will end on the Termination or Expiration Date.

               (c) SUPPLY OF PRODUCTS BY CALIPER. For [ * ] years following the Termination or Expiration Date, HP will have the option to have Caliper continue to supply HP with all Collaboration Products being supplied by Caliper as of the Termination or Expiration Date. Whether or not HP elects to have Caliper supply such Collaboration Products, the financial terms will be as set forth in Section 10.4(h) below, subject to Section 10.4(f).

               (d) SUPPLY OF PRODUCTS BY HP. For [ * ] years following the Termination or Expiration Date, HP will supply all of Caliper's requirements for Collaboration Products being supplied by HP as of the Termination or Expiration Date. Pricing and other terms shall be [ * ].

               (e) TRAINING. During the [ * ] after any notice of termination is given pursuant to this Article 10, or during the first [ * ] after the fifth anniversary of the Effective Date if such notice is given before the fifth anniversary of the Effective Date, the party manufacturing and supplying a Component will use reasonable business efforts to instruct and train personnel of the other party so that the other party will [ * ] manufacture and supply such Components in a similar manner. Additional instruction and training will be provided upon reasonable request during the ensuing [ * ] period, provided the requesting party reimburses the other party's [ * ]. If the Collaboration is terminated for Clear and Serious Breach, such training will be given during the [ * ] period after such termination becomes effective, and not during the pendency of any dispute resolution proceeding respecting such termination.

               (f) [*]. If following the Termination or Expiration Date, a party purchases its supply of any Collaboration Product from the other party under Sections 10.4(c) or 10.4(d), the purchasing party will be supplied with such Collaboration Product [*]. Similarly, if either party licenses technology or intellectual property from the other and [*].

               (g) RIGHTS TO COMMERCIALIZE COLLABORATION PRODUCTS. After the Termination or Expiration Date, HP shall have a worldwide, non-exclusive, non-transferable license under Caliper Technology and software to market, sell and support Collaboration Products in the Field of Interest. Caliper shall also have the right to market, sell and support Collaboration Products, independently or with Third Parties; provided, however, that if the Termination Date occurs within a period of time that begins [ * ] years after the Effective Date and ends [ * ] years and [ * ] months after the Effective Date, Caliper may not market, sell or support Collaboration Products in the Field of Interest during such period. Notwithstanding the foregoing, neither party may enter into an agreement [ * ] for the sale of the Collaboration Products during the [ * ] months following the Expiration or Termination Date. After such [ * ] month period, either party may enter into any agreement with any Third Party

               (h) PAYMENTS ON COLLABORATION PRODUCTS AFTER TERMINATION. After the Termination or Expiration Date, HP shall pay Caliper the percentage of the Gross Margin from sales of all Class A and Class B Collaboration Products during the respective time periods as follows and shall [ * ] for Collaboration Products supplied by Caliper. The rates set forth below

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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are subject to the adjustment as provided in Section 10.4(f). These payments will be made on the same schedule and terms as during the Collaboration under
Article 7 and will continue [ * ].

PRODUCT                          [ * ] MONTHS        [  * ] MONTHS FOLLOWING     MORE THAN [ * ] MONTHS
                           FOLLOWING TERMINATION      FOLLOWING TERMINATION       FOLLOWING TERMINATION

CLASS A PRODUCTS

Collaboration Products              [ * ]                      [ * ]                       [ * ]
other than HP
Collaboration Products


HP Collaboration Products;          [ * ]                      [ * ]                       [ * ]
LabChip  manufactured by
Caliper*


HP Collaboration Products;          [ * ]                      [ * ]                       [ * ]
LabChip  manufactured by
HP*


CLASS B PRODUCTS                    [ * ]                      [ * ]                       [ * ]

-----------------

*These Gross Margin rates only apply if Caliper elects not to develop a LabChip and HP performs the development of such LabChip as set forth in Section 4.2(d).

That portion of the Gross Margin generated by System Software which will be considered to be attributable to a Class A Product will be calculated by [ * ]. That portion of the Gross Margin generated by System Software which will be considered to be attributable to a Class B Product will be calculated by [ * ].

           (i) COMMERCIALIZATION OF NEW PRODUCTS.

               (i) HP RIGHTS. In the event of expiration or termination of the Collaboration pursuant to Section 10.4, Caliper agrees to grant to HP a non-transferable (except to a successor in interest to the HP Chemical Analysis Group), royalty-bearing, worldwide, non-exclusive license under certain of the Caliper Technology specified in this Section to develop, manufacture, market, sell and support products in the Field of Interest. The products developed pursuant to this license and covered by Caliper Patents will be "New Products," as defined in Article 1. Such license will be subject to the following potential adjustments over time.

                   (1) The through-put limits applicable to this license will continue to be subject to adjustment to ensure a leading edge relative to the competition pursuant to Section 2.2(a)(ii) as applied to Collaboration Products, and New Products which HP may

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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develop, after the Collaboration ends. In addition, the through-put limits applicable to this license will be proactively adjusted as follows to maintain parity with programs established by Caliper or its other licensees to develop products utilizing Caliper Technology with higher through-put for sale on the market in the Field of Interest. If Caliper [ * ], or if Caliper grants any Third Party the right [ * ], then in either of such events Caliper shall promptly notify HP in writing of such fact and the nature of the Application(s) [ * ], and the through-put limits applicable to HP's license will automatically be adjusted to [ * ] with respect to such Application(s).

                   (2) On the [ * ] anniversary of the Termination or Expiration Date, HP will deliver to Caliper a written notice that lists the patents and patent applications within the Caliper Technology that HP intends to use in New Products for which [ * ]. Any patents or patent applications within the Caliper Technology not listed in the notice will then be removed from the non-exclusive license granted to HP under this Section 10.4(i)(i).

                   (3) On the [ * ] anniversary of the Termination or Expiration Date, HP will deliver to Caliper a written notice that lists the patents and patent applications within the Caliper Technology from the list provided under clause (i) above that HP still intends to use in New Products for which [ * ]. Any patents or patent applications within the Caliper Technology not listed in the notice will then be removed from the non-exclusive license granted to HP under this Section 10.2(i)(i).

                   (4) Upon the [ * ] anniversary of the Termination or Expiration Date, the patents and patent applications within the Caliper Technology subject to the non-exclusive license granted under this Section 10.4(i)(i) shall be limited to the patents and patent applications listed as aforesaid and actually utilized [ * ] prior to that date.

               (ii) CALIPER RIGHTS. In the event of expiration or termination of the Collaboration pursuant to Section 10.4, Caliper will retain exclusive rights (except for the non-exclusive license granted to HP under Section 10.4(i)(i) above) under Caliper Technology to make, use and sell products for all uses in the Field of Interest. Caliper will retain all licenses to HP Technology granted under the Collaboration and will continue to have access to HP Patents, System Software and parts as provided in Section 2.4. Caliper will be free to develop and market new systems that are compatible with all Collaboration Products.

               (iii) ROYALTIES ON NEW PRODUCTS. HP shall pay royalties to Caliper on all Net Revenues from the sale of New Products in Class A and Class B as set forth below, provided that and for so long as the manufacture, use or sale of at least one Component in the applicable class (Class A or Class B) is claimed in a Caliper Patent in the country of manufacture, use or sale, respectively. The royalty rates [ * ]. All of the rates set forth in this
Section 10.4(i)(iii) are subject to adjustment as provided in Section 10.4(f).

ROYALTY RATE                [ * ] CLASS A PRODUCTS       [ * ] CLASS B PRODUCTS
(PERCENT OF NET REVENUES)

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

[ * ]                         [ * ]                          [ * ]

[ * ]                         [ * ]                          [ * ]

[ * ]                         [ * ]                          [ * ]

[ * ]                         [ * ]                          [ * ]

[ * ]                         [ * ]                          [ * ]

Class C Products [ * ].

That portion of the royalty arising from System Software which will be considered to be attributable to a Class A Product will be calculated by [ * ]. That portion of the royalty arising from System Software which will be considered to be attributable to a Class B Product will be calculated by [ * ].

If any New Product does not clearly fall into one of the above classifications, the parties shall mutually agree on an appropriate royalty rate for such New Product prior to commercial introduction.

[ * ].

By way of example, [ * ].

Payments due under this Section 10.4(i)(iii) shall be subject to the same terms and conditions applicable to Gross Margin share payments on Collaboration Products under Sections 7.6, 7.7 and 7.9.

Where HP's [ * ] technology is integrated into a New Product, the parties will mutually agree, prior to commercial launch, on a royalty rate that reflects the proportional value of HP's [ * ] technology to the value of the Caliper Technology. The royalty rate applicable to the value of HP's [ * ] will be [ * ] percent and the rate applicable to the value of the Caliper Technology will be the [ * ] under this Agreement. Where the [ * ] qualifies as a Class C Product, [ * ].

               (iv) ACCESS TO DISTRIBUTION CHANNELS. After any notice of termination is given by either party, each party will review all its relationships with Third Parties who had sales of Collaboration Products in the previous year consisting of more than [ * ]. If there are any agreements or arrangements with such Third Parties that would make it commercially impractical for Caliper to sell Collaboration Products or New Products through such Third Parties after the Collaboration ends, then the parties will agree in good faith on practical means to ensure Caliper such ability.

           10.5 TERMINATION OF COLLABORATION PRIOR TO THE FIFTH YEAR.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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           (a) Either party may terminate the Collaboration, with at least [ * ]
written notice, at any time if HP does not commit in writing to Caliper to meet the HP Operating Expense commitments as provided in Section 7.3 or actually fails to meet any such commitment. If Caliper delivers such termination notice to HP, HP may cure by meeting the required HP Operating Expense commitment within [ * ] of such notice.

           (b) If the Collaboration is terminated pursuant to Section 10.5(a), all of the terms under Section 10.4 will apply, except that:

               (i) HP shall not have a license under Caliper Technology to develop, manufacture or sell New Products; and

               (ii) With regard to Collaboration Products,

                   (1) Caliper shall have the right to contract with any company, including [ * ], at any time;

                   (2) Caliper may cease taking supply from HP for some or all of Caliper's Instrument requirements before the end of the [ * ] year period described in Section 10.4(c);

                   (3) Caliper may elect to continue to supply HP's requirements for LabChips [ * ] for longer than the [ * ] year period described in Section 10.4(c). Caliper will not be required to train HP in LabChip manufacture as provided in Section 10.4(e), and HP will not have rights to manufacture LabChips, unless and until Caliper notifies HP that it intends to cease supplying HP's requirements for LabChips. Any such notice must be delivered at least [ * ] months in advance of ceasing supply; and

                   (4) HP shall continue to make Gross Margin share payments to Caliper on all Collaboration Products at the rates applicable during the Collaboration [ * ]. These payments will be made on the same schedule and terms as during the Collaboration under Article 7.

11. INDEMNIFICATION AND LIMITATION OF LIABILITY

           11.1 INDEMNIFICATION BY CALIPER. Caliper shall indemnify HP, its Affiliates, and all their officers, directors, employees and agents, for any reasonable out-of-pocket costs and expenses (including court and arbitration costs and reasonable attorneys' fees), non-appealed or non-appealable judicial or arbitration damage awards, and settlement payments, payable or owed by HP in connection with any demands, law suits and other legal actions by Third Parties ("Third Party Claim") against HP arising from any negligent actions or willful misconduct by Caliper, its Affiliates, agents or sublicensees.

           11.2 INDEMNIFICATION UNDERTAKING BY HP. HP shall indemnify Caliper, its Affiliates and sublicensees, and all their officers, directors, employees and agents, for any reasonable out-of-pocket costs and expenses (including court and arbitration costs and reasonable attorneys'

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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fees), non-appealed or non-appealable judicial or arbitration damage awards, and settlement payments agreed with the Third Party claimants payable or owed by Caliper in connection with any Third Party Claim against Caliper arising from any negligent actions or willful misconduct by HP, its Affiliates, or agents.

           11.3 CONDITIONS AND LIMITATIONS OF INDEMNIFICATION OBLIGATION.

               (a) In order to maintain the right to be indemnified by the other party ("Indemnitor"), the party claiming indemnification ("Indemnitee") must:

                   (i) notify the Indemnitor promptly after learning of a Third Party Claim;

                   (ii) allow the Indemnitor to manage and control (by way of intervention or otherwise) the defense and settlement of any such Third Party Claim against the Indemnitee;

                   (iii) cooperate with the Indemnitor in the defense or the settlement negotiations of Third Party Claims as reasonable required by the Indemnitor; and

                   (iv) abstain from making any statements or taking any actions which damage the defense against a Third Party Claim (including, without limitation, any statements against the interest of the Indemnitee or admissions of causation or guilt).

               (b) The Indemnitor shall not agree to any settlement that adversely affects the Indemnitee's rights or interest without the Indemnitee's prior written approval (which approval shall not be unreasonably withheld).

               (c) The Indemnitor shall have no obligation to indemnify the Indemnitee to the extent that a Third Party Claim results from the negligence or willful misconduct of the Indemnitee.

           11.4 LIMITATION OF LIABILITY. Subject to the indemnification obligation set forth above and unless otherwise expressly stated in this Agreement, neither party will be liable to the other for any indirect, consequential, special, or punitive damages regardless of whether such damages are based on tort, warranty, contract or any other legal theory, even if advised of the possibility of such damages.

12. GOVERNING LAW; DISPUTE RESOLUTION

           12.1 GOVERNING LAW. This Agreement shall be governed by California law, excluding its choice of law rules.

           12.2 DISPUTE RESOLUTION

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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               (a) RISK OF FAILURE. The parties recognize that risk is inherent in development efforts such as those being undertaken in this collaboration. Both parties voluntarily assume this risk. Accordingly, a failure of any HP Technology, Caliper Technology or Collaboration Product developed under this Agreement to perform as desired despite the reasonable efforts of the responsible party or parties will not be deemed to be a breach of this Agreement.

               (b) NOTICE OF DISPUTE.

                   (i) If a purported breach has not been cured to the satisfaction of both parties within the cure period, either party may give notice to the other that there is a Dispute between them specifying the matter in dispute. The Dispute will be resolved according to the Dispute Resolution Procedure set forth in this Section 12.

                   (ii) The parties recognize that disagreements may occur between them in the absence of any breach. If such a disagreement occurs respecting the parties' rights and obligations under this Agreement, the parties will meet and confer at the working level in a reasonable attempt to resolve the disagreement. If the parties are unable to resolve the disagreement at the working level, either may give notice to the other that there is a Dispute between them specifying the matter in dispute. The Dispute will be resolved according to the Dispute Resolution Procedure set forth in this Section 12.

               (c) DISPUTE RESOLUTION PROCEDURE.

                   (i) Within thirty days after receipt of a notice of Dispute, the Executive Sponsors will meet and confer using reasonable efforts to resolve the Dispute. If they are unable to resolve the Dispute within thirty days, either party may give notice of escalation to the other that the Dispute is being escalated to the Senior Executive level.

                   (ii) Within thirty days after delivery of the notice of escalation, each party will designate a Senior Executive having the rank of Vice President or higher. The Senior Executives of the parties will meet and engage in good faith efforts to resolve the Dispute.

                   (iii) If the Senior Executives are unable to resolve the Dispute within thirty days, either party may by notice to the other request a conference to determine a procedure for resolving the Dispute. Within thirty days after delivery of the notice, the parties will meet and confer using reasonable efforts to determine a mutually agreeable procedure for resolving the Dispute, taking into consideration the relative advantages, disadvantages and costs of such procedures as mediation, arbitration, mini-trials, or other alternative dispute resolution mechanisms. The parties will have thirty days to agree on a procedure for resolving the Dispute.

                   (iv) No other remedy may be sought by either party until all the steps of this Dispute Resolution Procedure have first been used. Neither party may bring an action in a court of law against the other respecting any issue arising under this Agreement unless the issue has been the subject of a Dispute and the parties have been unable to resolve such Dispute even after following all the steps of the Dispute Resolution Procedure set forth above. Neither party may refuse to perform its obligations under this Agreement because of any breach purportedly

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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committed by the other unless the purported breach has been the subject of a
Dispute and parties have been unable to resolve such dispute even after following all the steps of the Dispute Resolution Procedure.

                   (v) Any applicable statute of limitations will be tolled during the Dispute Resolution Procedure.

13. MISCELLANEOUS

           13.1 EFFECTS OF BANKRUPTCY. The parties understand and agree that the rights and licenses granted under or pursuant to this Agreement by one party to the other are, for all purposes of Section 365(n) of Title 11 of the United States Code, licenses of rights to "intellectual property" as defined in Title 11, and that each party, as licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under Title 11.

           13.2 FORCE MAJEURE. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by government action, war, fire, earthquake, explosion, flood, strike, lockout, embargo, act of God, or any other similar or dissimilar cause beyond the control of the defaulting party, provided that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

           13.3 NO RECRUITING. Neither party shall solicit or seek to employ any person who is an employee of the other party during the term of this Agreement and for one (1) year thereafter. However, this clause does not prevent either party from engaging in recruiting activities directed to the community at large and not targeted specifically at employees of the other, even if such activities result in recruiting an employee of the other. This shall not preclude either party from receiving and accepting unsolicited applications from such employees.

           13.4 ASSIGNMENT.

               (a) Except as expressly permitted by this Agreement, neither party may assign any of its rights or obligations under this Agreement to a Third Party except in connection with a merger, acquisition or similar reorganization or the sale of all or substantially all of its assets, or otherwise with the prior written consent of the other party. This Agreement shall survive any such merger, acquisition or reorganization of either party with or into, or such sale of assets to, another party and no consent for such merger, acquisition, reorganization or sale shall be required hereunder; provided, that in the event of such merger, acquisition, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder. With regard to HP, this Section shall refer to HP's Chemical Analysis Group and not the mother ship.

               (b) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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           13.5 SEVERABILITY. If any term, condition or provision of this
Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

           13.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

           13.7 ENTIRE AGREEMENT; AMENDMENTS IN WRITING. This Agreement and the Stock Purchase Agreement described in Section 7.1 together comprise the entire understanding between the parties with respect to their subject matter and supersede any previous communications, representations, or agreements, whether oral or written, including without limitation the Draft Outline of Principal Terms dated March 5, 1998. All information heretofore exchanged between the parties pursuant to the Confidentiality Agreement heretofore entered into between the parties will henceforth be subject to the applicable provisions of this Agreement. For purposes of construction, this Agreement will be deemed to have been drafted by both parties. No modification of this Agreement will be binding on either party unless in writing and signed by an authorized representative of each party.

           13.8 NOTICE. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person, by facsimile or by nationally recognized express courier, or effective fourteen (14) days after mailing by U.S. Postal Service, postage prepaid, as Registered or Express Mail, postage paid, to the other party at the following address:


   Caliper:     Caliper Technologies Corp.               with copy to:
                1275 California Avenue                        Cooley Godward LLP
                Palo Alto CA 94304                            Five Palo Alto Square
                Attention: Chief Executive Officer            3000 El Camino Real
                                                              Palo Alto, CA 94306
                                                              Fax: (650) 857-0663
                                                              Attn: Brian C. Cunningham

   HP:          Hewlett-Packard GmbH                     with copy to:
                Waldbronn Analytical Division                 Hewlett-Packard Company
                Hewlett-Packard Strasse 8                     Office of General Counsel
                76337 Waldbronn                               3000 Hanover Street
                Germany                                       Palo Alto CA 94304
                Attention: General Manager


           Either party may change its address for communications by a notice to the other party in accordance with this section.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CALIPER TECHNOLOGIES CORP.                     HEWLETT PACKARD COMPANY

By: /s/  Calvin Chow                           By: /s/  Mark J. Hawkins
    -----------------------------------            ----------------------------
    Calvin Chow, Chief Operating Officer           Mark Hawkins, Controller
                                                   Chemical Analysis Group

                                               By: /s/ K. Bruderle
                                                   ----------------------------
                                                   Karlheinz Bruderle,
                                                   General Manager
                                                   Waldbronn Analytical Division


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                                    EXHIBIT A

                            LAB ON A CHIP TECHNOLOGY

General Description: see "Definitions" section of Agreement

The following are examples of what's included in the above-referenced definition:

           [ * ]

           [ * ]

           [ * ]

                     [ * ]

                     [ * ]

           [ * ]

           [ * ]

The following are examples of what's not included in the above-referenced definition:

           [ * ]

           [ * ]

           [ * ]

           [ * ]

           [ * ]

           [ * ]

           [ * ]

           [ * ]

           [ * ]

           [ * ]

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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                                    EXHIBIT B

                   Outline of selected terms of OEM Agreement

The parties agree to use reasonable business efforts to execute a formal OEM agreement [ * ] including the following terms:

1. A [ * ] rolling forecast using reasonable forecasting processes.

2. Orders will become firm [ * ] prior to scheduled delivery.

3. A [ * ] target supply response time (SRT).

4. Caliper will use reasonable business efforts to maintain stable target SRT and if greater than [ * ] then the parties agree to meet and agree on a correction plan. If the SRT is greater than [ * ], then Caliper agrees to enable HP to manufacture chips. However, this clause will not become effective until after the [ * ].

5. The parties will mutually agree to the [ * ] and will use reasonable business efforts to accelerate such date.

6. Caliper will not make engineering changes after the manufacturing release of a product without notification of HP.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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